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                                                                  EXHIBIT 24(C)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-2 of our report, dated February 23, 1996, on our audits of the consolidated financial statements of J.E. Hanger, Inc. of Georgia, as of December 31, 1994 and 1995, and for the years ended December 31, 1994 and 1995. We also consent to the reference to our firm under the caption "Experts."

                                          Windham Brannon, P.C.

Atlanta, Georgia
June 24, 1997